                                                            [ORMAT LOGO OMITTED]

PRESS RELEASE

FOR IMMEDIATE RELEASE
Ormat Technologies Contact:                     Investor Relations Contact
Dita Bronicki                                   Jeff Corbin/Lee Roth
CEO and President                               KCSA Worldwide
+1-775-356-9029                                 212-896-1214/212-896-1209
DBRONICKI@ORMAT.COM                             JCORBIN@KCSA.COM/LROTH@KCSA.COM

   ORMAT TECHNOLOGIES, INC. REPORTS FOURTH QUARTER 2004 AND YEAR-END RESULTS

   Record Revenues of $219.2 Million for the year ended December 31, 2004 and an 83.5% increase over 2003;

  Operating Income increases 145% from $25.5 Million in 2003 to $62.4 Million;

       Company announces first quarterly cash dividend of $0.03 per share

SPARKS, NEVADA, MARCH 23, 2005 -- ORMAT Technologies, Inc. (NYSE: ORA) today announced financial results for the fourth quarter and full-year ended December
31, 2004.

For the year ended December 31, 2004, total revenues were $219.2 million as compared to $119.4 million in 2003, an increase of 83.5%.

Electricity segment revenues for the year ended December 31, 2004 were $158.8 million, an increase of 104.3% as compared with 2003. Product segment revenues for the year were $60.4 million, an increase of 44.9% compared to 2003.

Net income for the year ended December 31, 2004 was $17.8 million or $0.72 per share of common stock as compared with $15.5 million or $0.66 per share of common stock in 2003, an increase of 15.1% in net income. There were 31.6 million shares outstanding at December 31, 2004 and a weighted average number of
24.8 million in 2004 and 23.2 million in 2003.

For the year ended December 31, 2004, the company's gross margin was 37.9%
compared to 36.2% in 2003.

Operating income for the year ended December 31, 2004 was $62.4 million as compared with $25.5 million in 2003, an increase of 145.0%.

Adjusted EBITDA for the year ended December 31, 2004 was $109.6 million.
Adjusted EBITDA includes operating income, depreciation and amortization totaling $14.6 million related to the company's unconsolidated investment interest of 50% in the Mammoth project in California and 80% in the Leyte project in the Philippines. The reconciliation of GAAP net income to Adjusted
EBITDA is set forth below in this release.

For the fourth quarter of 2004, total revenues were $56.2 million, a 59.0%
increase from revenues of $35.4 million in the fourth quarter of 2003. This incorporates all power plants, including power plants that the company acquired.

Net income for the fourth quarter was $4.7 million or $0.19 per share of common stock versus net income of $5.8 million, or $0.25 per share of common stock for the fourth quarter of 2003. The main reason for the decrease in net income for the fourth quarter of 2004 as compared to the fourth quarter of 2003 is the increase in interest expense. The weighted average number of shares outstanding was 25.0 million in the fourth quarter of 2004 and 23.2 million in the fourth quarter of 2003.

As of December 31, 2004, the company had cash, cash equivalents and marketable securities of $125.9 million compared to $8.9 million as of December 31, 2003.
Ormat's cash balance as of December 31, 2004 includes the net proceeds of approximately $97.0 million from the company's recent initial public offering on the New York Stock Exchange.

The company announced that on March 22, 2005, its Board of Directors approved the payment of the company's first quarterly cash dividend of $0.03 per common share pursuant to the company's dividend policy which targets an annual payout ratio of at least 20% of the company's net income, subject to Board approval.
The dividend will be paid on April 18, 2005 to shareholders of record as of the close of business on April 4, 2005. The company expects to pay the same dividend, of $0.03 per common share, in the next three quarters as well.

Commenting on the results, Dita Bronicki, President and Chief Executive Officer
of Ormat said, "2004 was a record year for Ormat. Not only did we complete our
IPO on the New York Stock Exchange, but we also successfully executed on our business plan and growth strategy and saw our revenues and operating income reach their highest level in the company's history."

"During 2004 we made three acquisitions: the Steamboat 2 and 3 projects in
Nevada, the Steamboat Yankee geothermal project in Nevada and the Puna geothermal power plant in Hawaii. These projects have added 60 MW of generating capacity to our portfolio bringing our total net generating capacity to 302 MW.
In addition, during 2004, we integrated our December 2003 acquisition of our
Heber 1 and 2 projects as well as our 50% ownership interest in the Mammoth project, thereby increasing our portfolio capacity by 97 MW."

Ms. Bronicki continued, "Ormat's growth strategy involves three components:
completing projects currently under construction, continuing to develop new projects, and making acquisitions of either existing revenue generating projects or new resources. In addition, we see a significant market opportunity in recovered energy projects and over the coming years, we expect to grow in this new market by designing, manufacturing and selling recovered energy products. "

"During 2005, we look forward to the completion and commercial operation of the
Steamboat/Galena, Heber and Puna projects which, together with Desert Peak 2 which we plan to complete also in 2005, will add 51 MW of capacity or 17% to our portfolio. As a result, we expect our 2005 revenue to be approximately $170 million in our electricity segment where quarterly revenues are seasonal in nature. We expect that an additional $18 million of revenues from electricity will be our share in revenues generated by subsidiaries accounted for by the equity method. While it is more difficult to predict our future revenues in our products segment, based on our current backlog, we expect our revenues from such segment in 2005 to be between $49 and $56 million."

Ms. Bronicki concluded, "We believe that the increasing demand, government support worldwide for the development of clean renewable energy, and rising fuel prices will continue to drive the growth of geothermal and other renewable energy production. Given our current market position as one of the leading geothermal companies in the world, our technological expertise and our strong operational cash flow, we believe that Ormat presents a pure-play opportunity to participate in an environmentally-friendly sector of the power industry. We believe that Ormat is poised to grow in both the short and long term."

CONFERENCE CALL DETAILS

Ormat will host a conference call to discuss its financial results and other matters discussed in this press release at 9:00 a.m. U.S. E.S.T. on Wednesday,
March 23, 2005. The call will be available as a live, listen-only webcast at
www.ormat.com or www.kcsa.com. An archive of the webcast and conference call will be available approximately 2 hours after the conclusion of the live call.
To listen to the replay, please call (877) 519-4471 in the United States and
Canada and +1 (973) 341-3080 for all other international callers and utilize code 5764745.

ABOUT ORMAT TECHNOLOGIES

Ormat Technologies, Inc. is a vertically integrated company primarily engaged in the geothermal and recovered energy power business. The company designs, develops, builds, owns and operates geothermal power plants and also designs, develops and builds and plans to own and operate recovered energy-based power plants. Additionally, the company designs, manufactures and sells geothermal and recovered energy power units and other power generating equipment and provides related services. Founded in 1994, the company currently has operations in the
United States, Israel, Guatemala, Kenya, Nicaragua and the Philippines.

SAFE HARBOR STATEMENT

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities
Litigation Reform Act of 1995. These forward-looking statements generally relate to the company's plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in the company's Prospectus filed with the Securities and Exchange Commission on November 12, 2004. An updated description of such risks and uncertainties will be included in the company's
Annual Report on Form 10-K for the year ended December 31, 2004.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT NON-GAAP FINANCIAL MEASURES

This press release includes a financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: adjusted EBITDA. This measure may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management of Ormat Technologies, Inc.
believes that adjusted EBITDA provides meaningful supplemental information that both management and investors benefit in assessing Ormat Technologies' ability to service and/or incur debt.

ORMAT TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE-MONTHS PERIODS ENDED DECEMBER 31, 2004 AND 2003
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

-------------------------------------------------------------------------------------------------------------------

                                                       THREE MONTHS ENDED DECEMBER 31,    YEAR ENDED DECEMBER 31,
                                                       -------------------------------    -----------------------
                                                           2004           2003              2004        2003
                                                           ----           ----              ----        ----

Revenues:
   Electricity:
     Energy and capacity .............................   $  17,900    $  20,607          $ 100,281    $  77,752
     Lease portion of energy and capacity ............      21,913           --             58,550           --
                                                         ---------    ---------          ---------    ---------
        Total electricity ............................      39,813       20,607            158,831       77,752
   Products ..........................................      16,428       14,759             60,399       41,688
                                                         ---------    ---------          ---------    ---------
        Total revenues ...............................      56,241       35,366            219,230      119,440
                                                         ---------    ---------          ---------    ---------
Cost of revenues:
   Electricity:
     Energy and capacity .............................      16,889       13,724             63,300       46,726
     Lease portion of energy and capacity ............       7,178           --             26,442           --
                                                         ---------    ---------          ---------    ---------
        Total electricity ............................      24,067       13,724             89,742       46,726
   Products ..........................................      12,306       10,215             46,336       29,494
                                                         ---------    ---------          ---------    ---------
        Total cost of revenues .......................      36,373       23,939            136,078       76,220
                                                         ---------    ---------          ---------    ---------
        Gross margin .................................      19,868       11,427             83,152       43,220

Operating expenses (income):
   Research and development expenses .................         622          195              2,175        1,391
   Selling and marketing expenses ....................       2,174        2,079              7,769        7,087
   General and administrative expenses ...............       3,614        3,567             11,609        9,252
   Gain on sale of geothermal resource rights ........        (845)          --               (845)          --
                                                         ---------    ---------          ---------    ---------
     Operating income ................................      14,303        5,586             62,444       25,490

Other income (expense):
   Interest income ...................................         821           91              1,316          607
   Interest expense ..................................     (11,573)      (2,008)           (42,785)      (8,120)
   Foreign currency translation and transaction losses         443          (99)              (146)        (316)
   Other non-operating income ........................        (109)         138                112          464
                                                         ---------    ---------          ---------    ---------
     Income from continuing operations before income
       taxes, minority interest, and equity in income
       of investees ..................................       3,885        3,708             20,941       18,125
Income tax provision .................................        (455)       1,801             (6,609)      (2,506)
Minority interest in earnings of subsidiaries ........          --           41               (108)        (519)
Equity in income of investees ........................       1,319          265              3,567          559
                                                         ---------    ---------          ---------    ---------
     Income before cumulative effect of
       change in accounting principle ................       4,749        5,815             17,791       15,659
Cumulative effect of change in accounting principle
   (net of tax benefit of $125,000) ..................          --           --                 --         (205)
                                                         ---------    ---------          ---------    ---------
     Net income ......................................       4,749        5,815             17,791       15,454
Basic and diluted income per share:
   Income from continuing operations .................   $    0.19    $    0.25          $    0.72    $    0.66
   Weighted average number of shares outstanding .....      24,969       23,214             24,806       23,214
                                                         =========    =========          =========    =========

ORMAT TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2004 AND 2003
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

----------------------------------------------------------------------------------------

                                                                       DECEMBER 31,
                                                                 -----------------------
                                                                   2004          2003
                                                                 ----------   ----------

ASSETS
Current assets:
   Cash and cash equivalents .................................   $  36,750    $   8,873
   Marketable securities .....................................      89,166           --
   Restricted cash, cash equivalents and marketable securities       3,676       16,371
   Receivables:
     Trade ...................................................      26,913       28,689
     Related entities ........................................       2,413        1,939
     Other ...................................................       1,816          729
   Inventories, net ..........................................       6,046        3,712
   Costs and estimated earnings in excess of billings on
     uncompleted contracts ...................................       3,164        1,922
   Deferred income taxes .....................................       1,001           --
   Prepaid expenses and other ................................       2,377        2,091
                                                                 ---------    ---------
        Total current assets .................................     173,322       64,326

Restricted cash and cash equivalents .........................      19,339           --
Unconsolidated investments ...................................      48,818       46,760
Deposits and other ...........................................      13,759       13,071
Deferred income taxes ........................................       3,044           --
Property, plant and equipment, net ...........................     466,826      344,015
Construction-in-process ......................................      60,177       35,118
Deferred financing costs, net ................................      15,873        7,843
Intangible assets, net .......................................      48,930       32,005
                                                                 ---------    ---------
        Total assets .........................................   $ 850,088    $ 543,138
                                                                 =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses .....................   $  37,565    $  27,479
   Billings in excess of costs and estimated earnings on
     uncompleted contracts ...................................       6,139        7,843
   Current portion of long-term debt:
     Limited and non-recourse ................................       8,295       15,686
     Full recourse ...........................................      24,361       10,490
     Senior secured notes (non-recourse) .....................       6,090         --
   Due to Parent .............................................      40,531          151
                                                                 ---------    ---------
        Total current liabilities ............................     122,981       61,649

Long-term debt, net of current portion:
   Limited and non-recourse ..................................     159,370      193,251
   Full recourse .............................................       3,000       41,061
   Senior secured notes (non-recourse) .......................     183,399         --
Notes payable to Parent ......................................     171,809      177,004
Other liabilities ............................................       1,389        1,469
Deferred income taxes ........................................      18,368       13,886
Liabilities for severance pay ................................      11,129        9,993
Asset retirement obligation ..................................      10,665        5,737
                                                                 ---------    ---------
        Total liabilities ....................................     682,110      504,050
                                                                 ---------    ---------
Minority interest in net assets of subsidiaries ..............          64        2,113
                                                                 ---------    ---------
Commitments and contingencies

Stockholders' equity:
   Common stock ..............................................          31           23
   Additional paid-in capital ................................     124,008        7,002
   Divisional deficit ........................................        --        (11,263)
   Unearned stock-based compensation .........................        (244)         (86)
   Retained earnings .........................................      44,441       41,299
   Accumulated other comprehensive loss ......................        (322)        --
                                                                 ---------    ---------
        Total stockholders' equity ...........................     167,914       36,975
                                                                 ---------    ---------
        Total liabilities and stockholders' equity ...........   $ 850,088    $ 543,138
                                                                 =========    =========

ORMAT TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

RECONCILIATION FROM NET INCOME TO ADJUSTED EBITDA:
EBITDA represents net income before interest, taxes, depreciation and amortization and before equity in income of investee. Adjusted EBITDA includes operating income, depreciation and amortization of our equity investments in the
Mammoth and Leyte projects. EBITDA and adjusted EBITDA are presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of a company's ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and adjusted EBITDA differently than we do. EBITDA and adjusted EBITDA are not measurements of financial performance under accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with accounting principles generally accepted in the United States of America. The following table reconciles net income to EBITDA and adjusted EBITDA, for the year ended
December 31, 2004:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 2004
Net Income                                                          $17,791
Adjusted for:
 Equity in income of investee                                       (3,567)
 Financing expenses, net (including amortization of
   deferred financing costs)                                         41,615
 Other non-operating income                                           (112)
 Income tax provision                                                 6,609
 Minority interest in earnings of subsidiaries                          108
 Depreciation and amortization                                       32,591
                                                                   --------
EBITDA                                                               95,035
Equity in income of investee                                          2,897
Depreciation, amortization, interest and taxes
   attributable to our equity in Mammoth-Pacific L.P.
   and Ormat Leyte                                                   11,698
                                                                   --------
ADJUSTED EBITDA                                                    $109,630